UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2019

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on May 1, 2019, at which the following matters were voted upon:

(1)	Election of Directors; and
(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2019.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

		Votes	Broker
Nominee	Votes For	Withheld	Non-votes
Thomas F. Helms, Jr.	12,935,201	2,331,966	0
Lawrence S. Wexler	13,101,335	2,165,832	0
Gregory H.A. Baxter	12,934,954	2,332,213	0
Ashley D. Frushone	15,217,309	49,858	0
H.C. Charles Diao	15,215,542	51,625	0
David Glazek	12,860,345	2,406,822	0
Peggy H. Hebard	15,259,109	8,058	0
Arnold Zimmerman	15,248,658	18,509	0

(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2019:

For	17,128,508
Against	29,875
Abstain	2,091
Broker Non-votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: May 7, 2019	By:	/s/ James W. Dobbins
Senior Vice President, General Counsel and Secretary